Exhibit 99.l

 LETTER OF RESIGNATION

Date: October 7, 2024

From:

Name: Stephen Kok Koon Tan

Nationality: Canadian

Email:stmega301@gmail.com

To:

Summit Networks Inc.

Please accept this letter as notification that I am leaving my position as Chief Executive Officer and director of Summit Networks Inc.

This letter shall come into effect as of the signing date.

Sincerely,

/s/Stephen Kok Koon Tan

__________________

Stephen Kok Koon Tan